UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 4, 2018

GREENFIELD FARMS FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-157281	26-2909561
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway Suite 1200 Dallas TX. 75240

(Address of principal executive offices, including zip code)

972-663-9483

(Registrant’s telephone number, including area code)

118 West 5th Street Covington, KY 41011

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 4, 2018, Greenfield Farms Food, Inc. (the “Company”) entered into Asset Purchase Agreement (the “Agreement”) with Ngen Technologies USA, Corp., a Texas corporation (“Ngen”), Clifford Rhee (“Rhee”) and Edward Carter (“Carter”). The Company, Ngen, Rhee and Carter are referred to as the Parties. Pursuant to the Agreement, the parties agreed that the Company would purchase assets of Ngen related to Ngen’s automotive technology business (the “Business”) in consideration of the Company issuing 500 shares of the Company’s Series E Preferred Stock to Rhee and 500 shares of the Company’s Series E Preferred Stock to Carter. The Series E Preferred Stock in the aggregate is convertible into 85% of the issued and outstanding common stock of the Company, on a post conversion basis. Rhee and Carter were named to the Company’s Board of Directors in conjunction with a Letter of Intent (the “LOI”), executed by and between the Parties on November 28, 2017.

The foregoing descriptions of the Agreement and the terms thereof are qualified in their entirety by the full text of such agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

On January 5, 2018, the Company issued a press release relating to the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 4, 2018, the Company completed the acquisition of the assets of the Business of Ngen (see Item 1.01). The Company, among other assets, purchased intellectual property, contract rights and purchase orders from Ngen. The purchase price of the assets was 1,000 shares of the Company’s Series E Preferred Stock.

On January 4, 2018, the Company completed the sale of Carmela’s Pizzeria CO, Inc. (“Carmela’s”), a wholly owned subsidiary of the Company, to Ronald Heineman (“Heineman”), in exchange for Carmela’s assuming all of the liabilities of Carmela’s as well as $193,352 of convertible notes of the Company. Heineman was an officer of the Company until his resignation on November 28, 2017 and a Director of the Company through January 4, 2018 (see below).

The foregoing descriptions of the Agreement and the terms thereof are qualified in their entirety by the full text of such agreement, which is filed as Exhibit 10.2 to, and incorporated by reference in, this report.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On January 4, 2018, the Company recorded the issuance of 500 shares of Series E Preferred Stock to Clifford Rhee and 500 shares of Series E Preferred Stock to Edward Carter in conjunction with the signing of the Asset Purchase Agreement (see above).

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Directors or Certain Officers

On January 4, 2018, Ronald Heineman notified the Company of his decision to resign as a director, effective immediately. Mr. Heineman’s resignation was not the result of any disagreement with the Company.

2

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated January 4, 2018
10.2	Spin Out Agreement dated January 4, 2018
99.1	Press release dated January 5, 2018

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENFIELD FARMS FOOD, INC.

Dated: January 5, 2018	By:	/s/ Clifford M Rhee
Clifford M Rhee
Chairman and Interim Chief Financial Officer

4